EXHIBIT 10.2

SNG Promissory Note

NOTE

THIS NOTE HAS NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE OR UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE NOTE MAY NOT BE OFFERED, RESOLD, PLEDGED OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT PURSUANT TO REGISTRATION OR EXEMPTION OR SAFE HARBOR THEREFROM.

No. 01-__-2007	US $250,000

CELSIUS, INC.

0% UNSECURED NOTE

THIS Note is one of a duly authorized issue US $250,000.00 of CELSIUS, INC., a corporation organized and existing under the laws of the State of Nevada ("Celsius") designated as its 0% Unsecured Note.

FOR VALUE RECEIVED, Celsius promises to pay to SPECIALTY NUTRITION GROUP, INC. the registered holder hereof (the "Holder"), the principal sum of Two Hundred and Fifty Thousand United States Dollars (US $250,000) as follows:

Fifteen Thousand United States Dollars (US $15,000.00) each of the following dates:

March 30, 2007; April 30, 2007; May 30, 2007; June 30, 2007; July 30, 2007;
August 30, 2007; September 30, 2007; and October 30, 2007; and

One Hundred Thirty Thousand United States Dollars (US $130,000.00) on November 30, 2007,

(the "Maturity Date"). Except in an "Event of Default" (defined below), this note shall bear no interest through the Maturity Date. In an Event of a Default, interest will accrue on unpaid balance, if any, at the then current statutory interest provided under Florida law. The principal payments of this Note, and any interest on amounts unpaid following an Event of Default or the Maturity Date, are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at the address last appearing on the Note Register of Celsius as designated in writing by the Holder from time to time. Celsius will pay the principal, less any amounts required by law to be deducted, to the registered holder of this Note and addressed to such holder at the last address appearing on the Note Register at such time payment is made. The forwarding of such check shall constitute a payment of principal hereunder and shall satisfy and discharge the liability for principal on this Note to the extent of the sum represented by such check plus any amounts so deducted.

This Note is subject to the following additional provisions:

1. Celsius shall be entitled to withhold from all payments of principal of this Note, and any post-Maturity interest due on, this Note any amounts required to be withheld under the applicable provisions of the United States income tax laws or other applicable laws at the time of such payments, and Holder shall execute and deliver all required documentation in connection therewith.

2. This Note has been issued subject to investment representations of the original purchaser hereof and may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended (the "Act"), and other applicable state and foreign securities laws. In the event of any proposed transfer of this Note, Celsius may require, prior to issuance of a new Note in the name of such other person, that it receive reasonable transfer documentation including legal opinions that the issuance of the Note in such other name does not and will not cause a violation of the Act or any applicable state or foreign securities laws. Prior to due presentment for transfer of this Note, Celsius and any agent of Celsius may treat the person in whose name this Note is duly registered on Celsius' Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither Celsius nor any such agent shall be affected by notice to the contrary.

3. No recourse shall be had for the payment of the principal of, or the interest on, this Note, or for any claim based hereon, or otherwise in respect hereof, against any incorporator, shareholder, officer or director, as such, past, present or future, of Celsius or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

4. The Holder of the Note, by acceptance hereof, agrees that this Note is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Note except under circumstances which will not result in a violation of the Act or any applicable state Blue Sky or foreign laws or similar laws relating to the sale of securities.

5. This Note shall be governed by and construed in accordance with the laws of the State of Florida. Each of the parties consents to the jurisdiction of the state and federal courts sitting in Palm Beach County, Florida and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdiction.

6. The following shall constitute an "Event of Default":

    Celsius shall default in the payment of principal on this Note and same shall continue for a period of five (5) days; or
    Any of the representations or warranties made by Celsius herein or other written statements heretofore or hereafter furnished by Celsius in connection with the execution and delivery of this Note or the Agreement shall be false or misleading in any material respect at the time made; or
    Celsius shall fail to perform or observe, in any material respect, any other covenant, term, provision, condition, agreement or obligation of this Note and such failure shall continue uncured for a period of thirty (30) days after written notice from the Holder of such failure; or
    Celsius shall (1) admit in writing its inability to pay its debts generally as they mature; (2) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (3) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or
    A trustee, liquidator or receiver shall be appointed for Celsius or for a substantial part of its property or business without its consent and shall not be discharged within ninety (90) days after such appointment; or
    Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Celsius and shall not be dismissed within ninety (90) days thereafter; or
    Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against Celsius and, if instituted against Celsius, shall not be dismissed within ninety (90) days after such institution or Celsius shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding; or

Then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may consider the Redemption Amount of this Note immediately due and payable within five (5) days of notice, without presentment, demand, protest or notice of any kinds, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law.

7. Nothing contained in this Note shall be construed as conferring upon the Holder the right to vote or to receive dividends or to consent or receive notice as a shareholder in respect of any meeting of shareholders or any rights whatsoever as a shareholder of Celsius, unless and to the extent converted in accordance with the terms hereof.

IN WITNESS WHEREOF, Celsius has caused this instrument to be duly executed by an officer thereunto duly authorized.

Dated: January ____, 2007

CELSIUS, INC.
a Nevada Corporation

/s/ Stephen C. Haley

By:
Stephen C. Haley, President